Exhibit 99.1
Masimo Reports First Quarter 2018 Financial Results
Q1 2018 Highlights

■	Total revenue, including royalty and other revenue was $213.0 million
■	Product revenue was $204.4 million
■	Shipments of noninvasive technology boards and monitors were 53,600
■	GAAP net income of $45.6 million, or $0.82 per diluted share. Non-GAAP net income of $41.9 million, or $0.75 per diluted share.
Irvine, California, May 2, 2018 - Masimo (NASDAQ: MASI) today announced its financial results for the first quarter ended March 31, 2018.
First Quarter 2018 Results:
First quarter 2018 total revenue, including royalty and other revenue, increased to $213.0 million. Product revenues for the first quarter of 2018 increased to $204.4 million.
The Company’s worldwide direct product revenue, which accounted for 87.5% of total product revenue, increased to $178.9 million in the first quarter of 2018. OEM sales, which accounted for 12.5% of total product revenue, increased to $25.5 million in the first quarter of 2018.
GAAP net income for the first quarter of 2018 was $45.6 million, or $0.82 per diluted share.
Non-GAAP net income for the first quarter of 2018 was $41.9 million, or $0.75 per diluted share.
As a result of the strong performance in the first quarter, Masimo is raising its fiscal year 2018 product revenue guidance from $808 million to $818 million, its GAAP EPS guidance from $2.90 to $3.01 and its non-GAAP EPS guidance from $2.80 to $2.88.
During the first quarter of 2018, the Company shipped approximately 53,600 noninvasive technology boards and monitors.
As of March 31, 2018, total cash and cash equivalents were $369.5 million. During the first quarter of 2018, the Company repurchased approximately 0.2 million shares of common stock at a total cost of $16.5 million.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said, “We had another record quarter for product revenues and earnings, demonstrating once again the clinical and economic value of our innovative technologies for improving patient care. We achieved another strong quarter of shipments of our noninvasive monitoring technologies, at 53,600. Our positive outlook is visible in our higher guidance for sales and earnings in 2018 as we introduce important new products and gain new customers around the world.”

2018 Financial Guidance
The Company provided the following updated estimates for its full year 2018 guidance:

	2018 Updated Guidance[1]		Prior 2018 Guidance[1]
(in millions, except percentages and earnings per share)	GAAP	Non-GAAP	GAAP	Non-GAAP
Total revenue, including royalty and other revenue	$846	$846	$836	$836
Product revenue	$818	$818	$808	$808
Royalty and other revenue	$28	$28	$28	$28
Operating margin	24.2%	24.4%	24.2%	24.4%
Diluted earnings per share	$3.01	$2.88	$2.90	$2.80
EBITDA	26.8%	29.9%	26.9%	29.9%
Estimated tax rate	20.2%	24.0%	22.0%	25.0%
______________

[1]	Updated guidance provided May 2, 2018. Prior guidance provided February 27, 2018.

•	Total revenue, including royalty and other revenue, increasing to $846 million;

•	Product revenue increasing to $818 million;

•	GAAP diluted earnings per share increasing to $3.01; and

•	Non-GAAP diluted earnings per share increasing to $2.88.
Impact of Adoption of New Revenue Accounting Standard:
During the first quarter of 2018, the Company adopted Financial Accounting Standards Board (FASB) Accounting Standards Update No. 2014-09, Revenue (Topic 606): Revenue from Contracts with Customers (ASU 2014-09). The new revenue recognition standard requires the Company to make numerous assumptions that are based upon historical trends and management judgment. These assumptions may change over time and may have a material impact on our revenue recognition, guidance and results of operations. In accordance with the full retrospective method of adoption, the Company has adjusted certain amounts previously reported in its unaudited condensed consolidated financial statements to comply with the new standard, as indicated by the notation, “As Adjusted”. For additional information with respect to the impact of the adoption of this new accounting standard and reconciliations to the prior reported amounts, please reference Note 2 to our condensed consolidated financial statements that will be included in Part I, Item 1 of our Quarterly Report on Form 10-Q (Form 10-Q) for the quarter ended March 31, 2018 once filed with the Securities and Exchange Commission (SEC) and Exhibit 99.3 that was included in our Current Report on Form 8-K that was filed with the SEC today.
Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) non-GAAP net income, (ii) non-GAAP diluted earnings per share, (iii) non-GAAP gross profit, (iv) non-GAAP operating income and (v) adjusted EBITDA. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies. Management believes non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.

The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Acquisition-related costs, including depreciation and amortization.
Depreciation and amortization related to the revaluation of assets and liabilities (primarily intangible assets, property, plant and equipment adjustments, inventory revaluation, lease liabilities, etc.) to fair value through purchase accounting related to value created by the seller prior to the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Depreciation and amortization related to the revaluation of acquisition related assets and liabilities will generally recur in future periods.
Litigation damages, awards and settlements.
In connection with litigation proceedings arising in the course of our business, we have recorded expenses as a defendant in such proceedings in the form of damages, as well as gains as a plaintiff in such proceedings in the form of litigation awards and settlement proceeds; most recently in connection with our November 2016 settlement agreement with Koninklijke Philips N.V. We believe that exclusion of these expenses and gains is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses and gains are generally unrelated to our core business and/or infrequent in nature.
Realized and unrealized gains or losses from foreign currency transactions.
We are exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, we believe that exclusion of such realized and unrealized gains and losses are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. Realized and unrealized foreign currency gains and losses are likely to recur in future periods.
Excess tax benefits from stock-based compensation.
Current authoritative accounting guidance requires that excess tax benefits or costs recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. Since we cannot control or predict when stock option awards will be exercised or the price at which such awards will be exercised, the impact of such guidance can create significant volatility in our effective tax rate from one period to the next. We believe that exclusion of these excess tax benefits or costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. These excess tax benefits or costs will generally recur in future periods as long as we continue to issue equity awards to our employees.
Tax impacts that may not be representative of the ongoing results of our core operations.
The Tax Cuts and Jobs Act of 2017 (2017 Tax Act) was signed into law in December 2017, and became effective January 1, 2018. The 2017 Tax Act included a number of changes to existing U.S. federal tax law impacting businesses including, among other things, a permanent reduction in the corporate income tax rate from 35% to 21%, a one-time transition tax on the “deemed repatriation” of cumulative undistributed foreign earnings as of December 31, 2017 and changes in the prospective taxation of the foreign operations of U.S. multinational companies. We believe that exclusion of the tax charges related to the 2017 Tax Act is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that this tax charge is unrelated to our core business and non-recurring in nature.

First Quarter 2018 Actuals versus First Quarter 2017 Actuals:

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE

	Three Months Ended
	March 31, 2018		April 1, 2017 As Adjusted
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income, as originally reported	$45,630	$0.82	$45,334	$0.82
ASC 606 adjustments	—	—	6,199	0.11
GAAP net income, as adjusted	45,630	0.82	51,533	0.93
Non-GAAP adjustments:
Acquisition related depreciation and amortization	360	0.01	427	—
Litigation damages, awards and settlements	—	—	—	—
Non-operating other (income) expense	(1,113)	(0.02)	(557)	(0.01)
Tax impact of above item	120	—	(102)	—
Excess tax benefits from stock-based compensation	(3,148)	(0.06)	(15,147)	(0.27)
Remeasurement of deferred taxes	16	—	—	—
Total non-GAAP adjustments	(3,765)	(0.07)	(15,379)	(0.28)
Non-GAAP net income	$41,865	$0.75	$36,154	$0.65
Weighted average shares outstanding - diluted		55,496		55,529
Full Year 2017 Actuals versus Full Year 2018 Guidance:

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE

	Full Year 2018 Updated Guidance[1]		Full Year 2017 Actuals As Adjusted
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income, as originally reported	$167,800	$3.01	$131,616	$2.36
ASC 606 adjustments	—	—	(6,827)	(0.13)
GAAP net income as adjusted	167,800	3.01	124,789	2.23
Non-GAAP adjustments:
Acquisition related depreciation and amortization	1,500	0.03	1,597	0.03
Non-operating other (income) expense	(1,100)	(0.02)	270	0.01
Tax impact of above items	(100)	—	(456)	(0.01)
Excess tax benefits from stock-based compensation	(8,000)	(0.14)	(39,241)	(0.70)
Tax impact of U.S. tax reform[2,3]	—	—	41,392	0.74
Total non-GAAP adjustments	(7,700)	(0.13)	3,562	0.07
Non-GAAP net income	$160,100	$2.88	$128,351	$2.30
Weighted average shares outstanding - diluted		55,700		55,595
______________

[1]	Estimated effective tax rate of 22% applied to GAAP earnings and 25% applied to non-GAAP earnings.

[2]
As previously reported in February 2018, the 2017 Tax Act resulted in an unfavorable charge of $43.5 million in the fourth quarter of 2017. The amount recognized was a provisional estimate and subject to change, possibly materially, due to, among other things, refinements of the Company’s calculations, changes in interpretations and assumptions the Company has made or additional guidance issued by the U.S. Treasury, Securities and Exchange Commission or Financial Accounting Standards Board.

[3]	Includes adjustments related to the full retrospective application of ASC 606 of $2.1 million, or $0.04 per diluted share.

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING INCOME

	Full Year 2018 Updated Guidance		Full Year 2017 Actuals As Adjusted
(in thousands, except percentages)	$	% of Revenue	$	% of Revenue
GAAP gross profit, as originally reported	$564,600	66.7%	$535,100	67.0%
ASC 606 adjustments	—	—	(13,068)	(1.0)
GAAP gross profit, as adjusted	564,600	66.7	522,032	66.0
Non-GAAP adjustments:
Acquisition related depreciation and amortization	500	0.1	500	0.1
Total non-GAAP adjustments	500	0.1	500	0.1
Non-GAAP gross profit	$565,100	66.8%	$522,532	66.1%

GAAP operating income	$205,000	24.2%	$197,361	24.7%
ASC 606 adjustments	—	—	(13,573)	(1.4)
GAAP operating income, as adjusted	205,000	24.2	183,788	23.3
Non-GAAP adjustments:
Acquisition related depreciation and amortization	1,500	0.2	1,597	0.2
Total non-GAAP adjustments	1,500	0.2	1,597	0.2
Non-GAAP operating income	$206,500	24.4%	$185,385	23.5%

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA

	Full Year 2018 Guidance		Full Year 2017 Actuals As Adjusted
(in thousands, except percentages)	$	% of Revenue	$	% of Revenue
GAAP net income, as originally reported	$167,800	19.8%	$131,616	16.7%
ASC 606 adjustments	—	—	(6,827)	(0.9)
GAAP net income, as adjusted	167,800	19.8	124,789	15.8
Other (income)/expense[1]	(5,100)	(0.6)	(2,013)	(0.3)
Provision for income taxes	42,400	5.0	61,011	7.8
Depreciation and amortization	21,900	2.6	20,061	2.5
EBITDA	227,000	26.8	203,848	25.8
Add: Non-cash stock-based compensation expense	26,200	3.1	17,187	2.2
Adjusted EBITDA	$253,200	29.9%	$221,035	28.0%
______________

[1]	Other (income)/expense consists primarily of interest (income)/expense and net foreign currency (gains)/losses.

Conference Call
Masimo will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results. A live webcast of the call will be available online from the investor relations page of the Company’s website at www.masimo.com. The dial-in numbers are (888) 520-7182 for domestic callers and +1 (706) 758-3929 for international callers. The reservation code for both dial-in numbers is 4776719. After the live webcast, the call will be available on Masimo’s website through May 30, 2018. In addition, a telephonic replay of the call will be available through May 9, 2018. The replay dial-in numbers are (855) 859-2056 for domestic callers and +1 (404) 537-3406 for international callers. Please use reservation code 4776719.
About Masimo
Masimo (NASDAQ: MASI) is a global leader in innovative noninvasive monitoring technologies. Our mission is to improve patient outcomes and reduce the cost of care by taking noninvasive monitoring to new sites and applications. In 1995, the Company debuted Masimo SET® Measure-through Motion and Low Perfusion® pulse oximetry, which has been shown in multiple studies to significantly reduce false alarms and accurately monitor for true alarms. Masimo SET® is estimated to be used on more than 100 million patients in leading hospitals and other healthcare settings around the world. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®) and more recently, Oxygen Reserve Index (ORi™), in addition to SpO2, pulse rate and perfusion index (PI). In 2014, Masimo introduced Root™, an intuitive patient monitoring and connectivity platform with the Masimo Open Connect® (MOC-9®) interface. Masimo is also taking an active leadership role in mobile health applications (mHealth) with products such as the Radius-7® wearable patient monitor and the MightySat™ fingertip pulse oximeter. Additional information about Masimo and its products may be found at www.masimo.com.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full fiscal year GAAP and non-GAAP 2018 total, product, royalty and other revenues, earnings per diluted share, operating margin, EBITDA, and estimated tax rate, and our long-term outlook; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

# # #

Investor Contact: Eli Kammerman	Media Contact: Irene Paigah
(949) 297-7077	(858) 859-7001
ekammerman@masimo.com	irenep@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)

	March 31, 2018	December 30, 2017 As Adjusted
ASSETS
Current assets
Cash and cash equivalents	$369,498	$315,302
Accounts receivable, net of allowance for doubtful accounts	101,093	118,532
Inventories	91,062	92,259
Other current assets	34,663	33,601
Total current assets	596,316	559,694
Deferred costs and other contract assets	114,958	109,256
Property and equipment, net	164,236	164,096
Intangible assets, net	29,453	27,123
Goodwill	20,477	20,617
Deferred tax assets	20,026	19,981
Other non-current assets	4,093	4,668
Total assets	$949,559	$905,435
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$36,893	$33,780
Accrued compensation	28,704	39,515
Accrued and other current liabilities	48,472	41,150
Deferred revenue and other contract-related liabilities, current	16,861	15,209
Total current liabilities	130,930	129,654
Other non-current liabilities	52,118	51,757
Total liabilities	183,048	181,411
Commitments and contingencies
Stockholders’ equity
Common stock	52	52
Treasury stock	(489,026)	(472,536)
Additional paid-in capital	475,538	461,494
Accumulated other comprehensive loss	(3,212)	(2,941)
Retained earnings	783,159	737,955
Total stockholders’ equity	766,511	724,024
Total liabilities and stockholders’ equity	$949,559	$905,435

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31, 2018	April 1, 2017 As Adjusted
Revenue:
Product	$204,389	$182,466
Royalty and other revenue	8,564	14,177
Total revenue	212,953	196,643
Cost of goods sold	69,292	64,229
Gross profit	143,661	132,414
Operating expenses:
Selling, general and administrative	71,175	66,087
Research and development	18,601	14,176
Total operating expenses	89,776	80,263
Operating income	53,885	52,151
Non-operating income	1,647	874
Income before provision for income taxes	55,532	53,025
Provision for income taxes	9,902	1,492
Net income	$45,630	$51,533

Net income per share:
Basic	$0.88	$1.02
Diluted	$0.82	$0.93

Weighted-average shares used in per share calculations:
Basic	51,709	50,652
Diluted	55,496	55,529
The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statements of operations (in thousands):

	Three Months Ended
	March 31, 2018	April 1, 2017 As Adjusted
Cost of goods sold	$78	$93
Selling, general and administrative	4,036	2,071
Research and development	1,218	725
Total	$5,332	$2,889

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)

	Three Months Ended
	March 31, 2018	April 1, 2017 As Adjusted
Cash flows from operating activities:
Net income	$45,630	$51,533
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,241	4,736
Stock-based compensation	5,332	2,889
Loss on disposal of property, equipment and intangibles	429	144
Provision for doubtful accounts	(730)	60
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	18,113	(2,687)
Decrease (increase) in inventories	1,139	(7,381)
Increase in other current assets	(1,471)	(3,125)
Increase in deferred costs and other contract assets	(5,214)	(7,643)
Decrease in other non-current assets	644	878
Increase in accounts payable	2,363	1,470
Decrease in accrued compensation	(11,074)	(19,088)
Increase in accrued liabilities	3,298	2,643
Increase (decrease) income tax payable	6,318	(4,845)
Increase (decrease) in deferred revenue and other contract-related liabilities	784	(6,780)
(Decrease) increase in other non-current liabilities	(73)	1,094
Net cash provided by operating activities	70,729	13,898
Cash flows from investing activities:
Purchases of property and equipment, net	(3,788)	(4,394)
Increase in intangible assets	(3,583)	(833)
Net cash used in investing activities	(7,371)	(5,227)
Cash flows from financing activities:
Repayments of capital lease obligations	—	(69)
Proceeds from issuance of common stock	9,682	27,290
Payroll tax withholdings on behalf of employees for vested equity awards	(168)	—
Repurchases of common stock	(18,479)	—
Net cash provided by (used in) financing activities	(8,965)	27,221
Effect of foreign currency exchange rates on cash	(226)	413
Net increase in cash, cash equivalents, and restricted cash	54,167	36,305
Cash, cash equivalents and restricted cash at beginning of period	315,483	308,198
Cash, cash equivalents and restricted cash at end of period	$369,650	$344,503